BROKER AGREEMENT

This agreement between Capital Leasing and Capital Connection
  (hereinafter Broker) with respect to any transactions submitted to Capital Leasing by Broker. The parties hereby agree as follows;

SCOPE- This agreement applies to all transactions submitted by Broker to Capital Leasing until such time as this agreement is terminated or superseded by another agreement.

DISCLOSURE OF INFORMATION - Broker shall. In connection with each transaction submitted, fully inform Capital Leasing as to all material Information known to Broker concerning the transaction, including, but not limited to, information regarding the proposed lease and the proposed lessee's credit worthiness, any vendor, and the equipment to be leased. This duty extends to any changes occurring or discovered after the transaction has been submitted.

NOTICE TO APPLICANTS - In the event that federal laws and regulations require, with respect to any submitted transaction, that curtain notices be provided
 to proposed lessees, including but not limited to disclosure of the right to request specific reasons for credit denial and notice of action taken and statement of reasons for such. Broker warrants that all such notice, will have been provided to
the proposed lessee, or will be provided at the appropriate time, as prescribed.

 BROKER WARRANTIES - Broker hereby warrants, with regard to each transaction to be submitted as follows:

That each lease submitted is a bona fide obligation of the respective lessee and any co-lessees and will be valid and enforceable according to its terms. Any guarantees thereof will be bona fide obligations of the guarantors and will be valid and enforceable according to their terms. All documents provided In connection with each transaction shall be duty executed by the appropriate parties, who have been duly authorized to execute same, and will be enforceable in accordance with their terms.

All leases to be submitted will be for business or commercial purposes only and not for personal, family, or household purposes.

 Each lease shall be the sole and complete agreement with regard to the lease of the equipment, and their will be no other agreements in force as a result of representation of warranties made by Broker, with respect to the equipment of the lessee thereof.

Broker shall have no responsibility for the Lessee's solvency or ability to pay. However, Broker shall cooperate and assist Capital Leasing to the best of Broker's ability with respect to broker Leases by (I) Providing documentation requested by Capital Leasing necessary to facilitate collection under the Lease; (Z) Notifying Capital Leasing of the default of a lessee under the Lease; (3) Cooperating with lessees in obtaining insurance required under the Lease and in obtaining service under applicable warranties or guaranties; and (4) Using Broker's best efforts it, repossession, sale or re-lease of the equipment in the event of default by lessee under Lease, Additionally if a Lessee defaults on a Lease before the end of the fourth month from the rent commencement date set forth in the Lease.
Broker will repay its commission for such Lease to Capital Leasing.

In the event that a transaction submitted to Capital Leasing
'a re-brokered', as that term is generally understood in the industry. Broker will have identified the transaction as being re-brokered, and will have indicated to Capital Leasing and parties from whom Broker accessed through transaction. Without limiting the generality of the foregoing, the term 're-brokered includes all transactions submitted wherein It is contemplated that any remuneration will be paid by Broker to any party other than Broker's employees, in the event that the transaction accepted by Capital Leasing. Failure to disclose, a third party who is to be so compensated will constitute a breech of this Broker Agreement.

AUTHORITY OF BROKER - Broker is. And shall act as, an independent contractor, end as such, Shall have no authority to incur any obligations or to make arty statements or representations
 On behalf of Capital Leasing. Or to bind or commit Capital Leasing in any manner, or to make, alter, or execute any document or agreement on behalf of Capital Leasing. Broker shall not use
Capital Leasing's name or any of Capital Leasing's trademarks as part of its firm, trade, or corporate name. Broker shall not accept service of any legal process in any action. Which may be brought against Capital Leasing or employ attorneys to defend such

	ACTS OF REPRESENTATION - It is understood by
Broker its duties and responsibilities arising out of this agreement extend as well to anyone acting on the Broker's behalf. Broker specifically understands that in the event that it delegates any of its functions, such as obtaining documentation or making other arrangements with regard to a transaction to others, including vendors or other brokers, Broker is still fully responsible for any and all action as if broker had taken such actions Itself.


INDEMNITY - Broker shall indemnify and hold Capital Leasing harmless from and against any and all expense, injury and damage including reasonable attorney fees, which Capital Leasing may incur, pay or suffer as a result of acts of Broker, its principals, employees or representatives.

COMPENSATION TO BROKER - In return for Broker's efforts In connection with any transaction submitted by Broker and accepted by Capital Leasing, if the transaction is at Capital Leasing's standard rates for transactions of similar size and risk, pay Broker Capital Leasing's standard brokerage fee thereon in accordance with Capital Leasing's then current brokerage fee schedule.






EXPENSE OF BROKER - Capital Leasing shall not be liable for any expense Incurred by Broker in connection with any transaction submitted by Broker. Any and all such expenses shall be Brokers sole responsibility.

DURATION OF AGREEMENT - This agreement shell be effective
 at the time of execution by Capital Leasing and shall continue in effect until terminated by either party upon written notice. The rights and obligations of the parties hereunder with respect to transactions originated prior to termination of this agreement shall survive such termination.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE
EXECUTED THIS AGREEMENT this
__________ day of June, 2001


Capital Leasing


_________________________
By:



Capital Connection



________________________
By: